As filed with the Securities and Exchange Commission on January 16, 2024

Registration No. 333-140000

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE

AMENDMENT No. 1

TO FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HALLMARK FINANCIAL SERVICES, INC.

(Exact name of registrant as specified in its charter)

Nevada	87-0447375
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5420 Lyndon B. Johnson Freeway, Suite 1100, Dallas, Texas.	76102
(Address of principal executive offices)	(Zip Code)

Hallmark Financial Services, Inc. 2005 Long Term Incentive Plan

(Full title of the plan)

Christopher J. Kenney

President and Chief Executive Officer

Hallmark Financial Services, Inc.

5420 Lyndon B. Johnson Freeway,

Suite 1100,

Dallas, Texas 75240

(817) 348-1600

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☐

EXPLANATORY NOTE TO DEREGISTRATION OF SECURITIES

Hallmark Financial Services, Inc. (the “Registrant”) is filing this post-effective amendment to deregister certain of the securities originally registered pursuant to the Registration Statement (File No. 333-140000) filed with the Securities and Exchange Commission on January 16, 2007 (the “Registration Statement”) with respect to 833,333 shares of the Registrant’s common stock (“Common Stock”), to be issued under the Hallmark Financial Services, Inc. 2005 Long Term Incentive Plan (the “2005 LTIP”).

The Registrant is filing this Post-Effective Amendment to the Registration Statement to deregister, as of the date hereof, all Common Stock registered pursuant to the Registration Statement that remain unsold or otherwise unissued as of the filing of this post-effective amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Amendment No. 1 on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 16th day of January, 2024.

HALLMARK FINANCIAL SERVICES, INC.

By:	/s/ Christopher J. Kenney
Christopher J. Kenney
President and Chief Executive Officer & Chief Financial Officer (Principal Executive and Principal Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark E. Schwarz	Chairman and Director	January 16, 2024
Mark E. Schwarz

/s/ Christopher J. Kenney	President Chief Executive Officer & Chief	January 16, 2024
Christopher J. Kenney	Financial Officer (Principal Executive and
Principal Accounting Officer).

/s/ Scott T. Berlin	Director	January 16, 2024
Scott T. Berlin

/s/ Doug Slape	Director	January 16, 2024
Doug Slape

/s/ Mark E. Pape	Director	January 16, 2024
Mark E. Pape